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                                                                      EXHIBIT 21

                           MAXCOR FINANCIAL GROUP INC.
                            SCHEDULE OF SUBSIDIARIES

                                                           JURISDICTION OF
              COMPANY                                       INCORPORATION
              -------                                       -------------

EURO BROKERS INVESTMENT CORPORATION                            DELAWARE
MAXCOR FINANCIAL ASSET MANAGEMENT INC.                         DELAWARE
EURO BROKERS MEXICO, S.A. de C.V.                              MEXICO
E-B FUNDING CORPORATION                                        DELAWARE
EURO BROKERS TOKYO INC.                                        DELAWARE
YAGI EURO CORPORATION                                          JAPAN
EURO BROKERS HOLDINGS INC.                                     NEW YORK
MAXCOR FINANCIAL SERVICES INC.                                 DELAWARE
EURO BROKERS INC.                                              NEW YORK
EURO BROKERS MAXCOR INC.                                       NEW YORK
EURO BROKERS HOLDINGS LTD.                                     ENGLAND
EURO BROKERS INTERNATIONAL LTD.                                ENGLAND
EURO BROKERS FINANCIAL SERVICES LTD.                           ENGLAND
EURO BROKERS SERVICES LTD.                                     ENGLAND
EURO BROKERS AUSTRALIA LTD.                                    ENGLAND
EURO BROKERS AUSTRALIA PTY LTD.                                AUSTRALIA
EURO BROKERS CANADA LTD.                                       CANADA